                      [GODFREY & KAHN, S.C. LETTERHEAD]


                              February 25, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re: Strong Government Securities Fund, Inc.

Gentlemen:

     We represent Strong Government Securities Fund, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 12 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-7984; 811-4798) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

     We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

                                            Very truly yours,

                                            GODFREY & KAHN, S.C.

                                            /s/ Scott A. Moehrke

                                            Scott A. Moehrke